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                          CONSENT OF DIRECTOR NOMINEE

     The undersigned consents to the reference to the undersigned in the accompanying Registration Statement on Form S-1 filed by First Interstate BancSystem, Inc., as a director nominee of First Interstate BancSystem, Inc.


                                       /s/   James Haugh
                                       -------------------------------------
                                       James Haugh

Dated:  October 29, 1997